Quest Solution, Inc. and Bar Code Specialties, Inc. Deal Closes

Accretive Merger to Add Revenue and Income to 4th Quarter Results

Quest Solution, Inc. November 25, 2014 9:46 AM

HENDERSON, Nev., Nov. 25, 2014 (GLOBE NEWSWIRE) -- via PRWEB - Quest Solution, Inc, ("The Company") (QUES), is pleased to announce it has completed the transaction previously announced with privately held Bar Code Specialties, Inc. (BCS). The accretive transaction was announced last week, but final paperwork and closing conditions were completed last Friday.

Concurrent with the transaction, the Company is updating the Investor Presentation from September 2014 which when completed will be available at http://www.QuestSolution.com/investors

As the financials for BCS are finalized for the respective periods and the related pro forma financial statements are filed with the SEC, the presentation will be updated further.

As previously announced, the BCS shareholder will receive a subordinated promissory note, which may be converted into QUES common stock at $2 per share. David Marin, the sole shareholder and founder of BCS, will remain with the Company. No shares are being issued in conjunction with this transaction, but the Company will issue stock options to purchase up to 2,500,000 shares of the Company's common stock to Mr. Marin, which options will vest upon reaching certain milestones based on the duration of his continued service with the Company and revenue achievements.

The Company previously announced the addition of Scot Ross to its senior management team as the Company's Chief Financial Officer and Secretary, which was effective on November 20, 2014.

"I am pleased this transaction has now been completed. Ever since we started discussing the potential synergies, we have mapped out the strategies we believe will maximize shareholder value, earnings per share, and synergies for both of our companies," stated Scot Ross, Chief Financial Officer, Quest Solutions. "With the robust suite of products that BCS offers in addition to the normal AIDC services, we anticipate this will be a great value added addition for the Quest Solution, Inc. sales team."

Full details of the transaction are to be filed with the SEC in a Form 8-K within 4 business days.

For more information on BCS please visit http://www.BCSSolutions.com

For more information http://www.QuestSolution.com

About Quest Solution, Inc.:

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. The Company intends to continue to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Information about Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the potential synergy and benefits resulting from the proposed acquisition, the future operating results of the combined entity, as well as the benefits of our new operating division. These statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, difficulties and delays in integrating the two companies following the acquisition and retaining key employees; unanticipated costs, expenses and accounting charges related to the acquisition; the ability to introduce and gain broad market acceptance for our combined product and service offerings, and other new products and services; our ability to achieve and maintain profitability after the closing and to successfully pursue and consummate growth opportunities; market and customer reactions to the acquisition; the risk that anticipated benefits of the acquisition may not be realized; the adequacy of the Company's liquidity and financial strength to support its growth and competitive pricing pressure, as well as general economic and political conditions and specific conditions in the markets we address. Further information on Quest Solution, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (http://www.sec.gov).

Quest Solution Investor Relations & Financial Media:
I.M.I.
888-216-3595
info@integrityir.com